Haights Cross Communications Deferred Tax Matter & Financial Statement Restatement Investor Conference Call Paul J. Crecca March 23, 2006

Overview Our FY2005 Form 10K reflects a $14.8mm deferred tax provision which requires explanation The requirement for this deferred tax provision was triggered by our divestiture of Chelsea House in Q3, 2005 Accordingly, a deferred tax provision of $13.5mm should have been reported in our financial statements for the period ending Sept 30, 2005 - but was Not Accordingly, our FY2005 Form 10K reflects a Restatement of our financial statements filed on Form 10Q for Q3 2005 As the requirement for this deferred tax provision in our Q3 2005 financials was not identified by HCC in a timely manner - this represents a Material Weakness of Internal Controls

Relates to Goodwill Accounting For GAAP financials, on Jan 1, 2002, we adopted FAS 142 Goodwill and Other Intangible Assets, resulting in: $48.6mm write-down of Goodwill - $29.8mm relating to Chelsea House Stopped amortizing Goodwill for GAAP purposes For Tax Return: $48.6mm write-down was Not recognized for Tax - thus continued to be carried as Tax Basis in the underlying assets Continued to amortize Goodwill for Tax purposes over 15 years As a result of the $48.6mm Q1 2002 charge - Goodwill write- down/amortization expense for GAAP purposes was greater than Tax - giving rise to a Deferred Tax Asset - relating to the timing difference for Goodwill accounting

Sale of Chelsea House Q3 2005 Sale of Chelsea House resulted in- Tax basis of Chelsea House being reported through Tax Return on the Sale, thus A "catch-up" of the $29.8mm Jan 2002 Goodwill GAAP write-down in Tax Return, thus Tax Return reflecting more Goodwill expense than GAAP - resulting from continued annual amortization - this difference is known as "Timing Difference", thus Turning the tax position for Goodwill from a Deferred Tax Asset to a Deferred Tax Liability - as GAAP expense relating to Goodwill was now lower than Tax - hence GAAP reflecting greater income - resulting in the Deferred Tax Liability

Goodwill Deferred Tax Treatment Typically, all Timing Differences are combined to report a net Deferred Tax Asset or Liability and after considering NOL's Goodwill Timing Differences are treated separately: as they are considered to have "Indefinite Lives" GAAP Goodwill expense only catches-up with Tax when book basis in the asset underlying the Goodwill is offset against Sale price upon divestiture - the timing of which cannot be predicted cannot be assured that NOL's will exist in the period of this catch-up to offset against book tax liability, hence the Deferred Tax Liability and related Deferred Provision for Income Taxes (P&L) relating to Goodwill must be considered separately from other GAAP vs. Tax Timing Differences

Financial Statement Restatement As a result Q3 2005 Sale of Chelsea House - and resulting catch-up of GAAP Goodwill write-down for Tax purposes - a $13.5mm Deferred Tax Liability relating specifically to Goodwill existed at Sept 30, 2005 As this Deferred Tax Liability was not reported in Q3 2005 - a Restatement of previously SEC filed financial statements is necessary We accomplished this restatement through our Form 10K As HCC continues to amortize Goodwill for Tax - thus a Deferred Tax Liability of approx. $1.3mm will be reported each quarter

Weakness in Internal Controls Sarbanes-Oxley places responsibility for ALL financial reporting controls with Management - even a matter as complex as this Goodwill Deferred Tax transaction Management cannot rely on its independent accountants (E&Y) to identify even the most complex financial reporting requirements As a result of not identifying the need for the $13.5mm Deferred Tax Liability in Q3 2005 - HCC is deemed to have a Material Weakness in Internal Controls But we are not alone - E&Y flagged this item for HCC - and there are many other SEC filers reporting Material Weakness in Internal Controls - and for far more relevant matters

Weakness in Internal Controls (continued) To date, HCC has no in-house Tax expertise - or even a resource dedicated to regular tracking of this complex area Our remediation steps to address this issue: Improving our documentation and training related to policies and procedures for the controls related to our significant accounts and processes relating to accounting for income taxes; Education and training of management and staff to improve technical expertise with respect to income tax accounting; Engage expert resources to assist with tax accounting; Re-allocating and/or relocating duties of finance personnel to enhance review and monitoring procedures

Supporting Charts

Deferred Income Taxes Explained Provision for Income Taxes (a P&L expense), reported in GAAP financials, is the tax liability (or asset) relating to GAAP pre-tax income - not taxes payable reflected in Tax Return Treatment of Income and Expense items is often different between GAAP financials and Tax Return GAAP Provision for Income Taxes is classified as "Current" or "Deferred": A "Current" Provision of Income Taxes results when treatment of Income/Expense items is Same for GAAP and Tax Return A "Deferred" Provision for Income Taxes results when there is a difference in how Income/Expense items are reflected between GAAP financials and Tax Return

Deferred Income Taxes Explained (continued) For example, if the Tax Return reflects Expense in advance of GAAP financials, such as accelerated tax depreciation methods, this gives rise to a "Deferred" Provision for Income Taxes and a Deferred Tax Liability In other words, because GAAP income is higher due to lower depreciation expense, there is a tax liability based on GAAP pre-tax income However, because this tax liability is not currently payable, due to accelerated depreciation on Tax Return, the liability is a Deferred Liability This difference between GAAP and Tax Return is known as "Timing Difference"